                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                             Fiscal Period Ended             % of Total
                           ----------------------      ----------------------
                            Oct. 2,     Sept. 26,       Oct. 2,     Sept. 26,
                             1998         1997           1998         1997
                           ---------    ---------      ---------    ---------
SECOND QUARTER

Global commercial:
  U.S. commercial          $  744.5     $  679.8          40%          43%
  Europe                      542.6        408.9          29           26
  Other International         119.8        102.8           7            7
                           ---------    ---------      ---------    ---------
          Total             1,406.9      1,191.5          76           76

U.S. federal government:
  Department of Defense       277.2        253.2          15           16
  Civil agencies              163.7        134.1           9            8
                           ---------    ---------      ---------    ---------
          Total               440.9        387.3          24           24
                           ---------    ---------      ---------    ---------
Total revenues             $1,847.8     $1,578.8         100%         100%
                           ---------    ---------      ---------    ---------


SIX MONTHS

Global commercial:
  U.S. commercial          $1,462.4     $1,284.6          41%          42%
  Europe                    1,031.5        789.6          29           26
  Other International         223.4        202.5           5            6
                           ---------    ---------      ---------    ---------
          Total             2,717.3      2,276.7          75           74

U.S. federal government:
  Department of Defense       565.7        521.0          16           17
  Civil agencies              318.7        269.9           9            9
                           ---------    ---------      ---------    ---------
          Total               884.4        790.9          25           26
                           ---------    ---------      ---------    ---------
Total revenues             $3,601.7     $3,067.6         100%         100%
                           =========    =========      =========    =========
